                                GSI LUMONICS INC.

                                     - AND -

                         SUMITOMO HEAVY INDUSTRIES, LTD.














                              OEM SUPPLY AGREEMENT
                           DATED AS OF AUGUST 31, 1999

ARTICLE 1 INTERPRETATION

1.1       Definitions

1.2       Headings and Table of Contents

1.3       Number

1.4       Business Days

1.5       Currency and Payment Obligations

1.6       Section and Schedule References

ARTICLE 2 SUPPLY OF STANDARD LASERS

2.1       Agreement to Purchase and Sell

2.2       Restriction on Resale

2.3       Permitted Resales of Standard Lasers

2.4       SHI Referrals

2.5       Sale of SHI Products

2.6       Nature of Relationship

2.7       Competition

2.8       License to Manufacture

2.9       Intellectual Property Rights

ARTICLE 3 PRICES, PAYMENT TERMS AND COMMISSIONS

3.1       General

3.2       Standard Lasers

3.3       Resale Prices

3.4       Payment and Title

ARTICLE 4 PURCHASE ORDERS

4.1       General

4.2       Notice of Acceptance

4.3       Discontinuance of Standard Lasers

ARTICLE 5 SHIPMENTS

5.1       Time of Shipment

5.2       Test Reports

ARTICLE 6 TECHNICAL AND MARKETING ACTIVITIES

6.1       Technical Assistance

6.2       Publications, Advertising, etc

6.3       Training

ARTICLE 7 PRODUCT WARRANTY AND AFTER-SALES SUPPORT AND SERVICING

7.1       Warranty

7.2       Defects

7.3       Warranty Claims on Standard Lasers Incorporated in SHI Products

7.4       Standard Lasers Warranty Claims

7.5       Exclusion of Warranty

7.6       Pre-Existing Warranty Obligations

7.7       After-Sales Support and Servicing

7.8       Spare Parts

7.9       Intellectual Property and Technology Warranty

ARTICLE 8 COVENANTS

8.1       Confidentiality

8.2       GSLI Covenants

ARTICLE 9 TERM AND TERMINATION

9.1       Term

9.2       Termination

9.3       Return of Documents

9.4       Use of Trademarks

9.5       Survival
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                                      -3-


9.6       Existing Liabilities

ARTICLE 10 GENERAL

10.1      Force Majeure

10.2      Assignment

10.3      Entire Agreement

10.4      Amendments

10.5      Governing Law

10.6      Arbitration

10.7      Waiver

10.8      Notices

10.9      Severability

10.10     Counterparts

10.11     Further Assurances

10.12     Government Approval

                              OEM SUPPLY AGREEMENT
                              --------------------

          This Agreement dated as of  August 31, 1999

BETWEEN:

          GSI LUMONICS INC., a corporation incorporated under the laws of New Brunswick (which, together with its subsidiaries, is hereinafter referred to as "GSLI")


          - and -


          SUMITOMO HEAVY INDUSTRIES, LTD., a corporation incorporated under the laws of Japan ("SHI")

                                    RECITALS

A. GSLI is engaged in, among other things, the business of manufacturing, selling and servicing Standard Lasers (as hereinafter defined).

B. SHI is engaged in, among other things, the business of manufacturing, selling and servicing SHI Products (as hereinafter defined).

C. GSLI wishes to sell and SHI wishes to purchase certain GSLI Lasers on the terms and conditions set forth below.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE 1

                                 INTERPRETATION

1.1 DEFINITIONS. In this Agreement, the following terms shall have the meanings set out below.

          "AFFILIATE" shall have the same meaning as that term is given in the Ordinance of the Ministry of Finance relative to the Financial Statement Rule in Japan.

          "BUSINESS DAY" means any day except Saturday, Sunday or any day on which banks are generally not open for business in either Kanata, Ontartio or Tokyo, Japan.

          "INCLUDING" means including without limitation, and "INCLUDES" means includes without limitation.

          "LPKK PURCHASE AGREEMENT" means the agreement dated as of August 31, 1999 between the Parties relating to the sale by SHI to GSI Lumonics Inc. of all of the shares of Lumonics Pacific Kabushiki Kaisha.

          "PARTY" means a party to this Agreement a predecessor to and any reference to a Party includes its heirs, executors, administrators, successors and permitted assigns; and "PARTIES" means every Party.

          "PERSON" is to be broadly interpreted and includes an individual, a corporation, a partnership, a trust, an unincorporated organization, the government of a country or any political subdivision thereof, or any agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity.

          "SHI PRODUCTS" means lasers, laser-based products, laser systems and related components manufactured or developed by SHI from time to time.

          "STANDARD LASERS" means the lasers listed in Schedule A manufactured by GSLI or Affiliates of GSLI, and any upgrades or new generations of such lasers that may be added to Schedule A by agreement of the Parties from time to time during the term of this Agreement and any spare or replacement parts for any Standard Lasers.

          "TERMINATION AND RELEASE AGREEMENT" means the agreement dated August 31, 1999 between, among others, the Parties relating to the termination of certain agreements and understandings between the Parties (or their predecessors or Affiliates) relating to laser products manufactured or developed by GSLI and Affiliates of GSLI and the release of all obligations thereunder.

          "TRANSFER PRICE" means, for any Standard Laser, the most recent price for which the Standard Laser was sold by GSLI to SHI prior to the effective date of this Agreement.

          "PRIOR AGREEMENTS" means, collectively, the six sales distribution agreements between Lumonics Inc. (subsequently renamed GSLI), or a subsidiary of Lumonics Inc., on the one hand, and SHI, on the other hand, each dated January 1, 1990, as amended, and any other agreements or understandings between the

          Parties prior to the date hereof relating to the purchase and sale of lasers and laser-related products.

          "TERRITORY" means all countries, regions and markets worldwide, including Japan.

1.2 HEADINGS AND TABLE OF CONTENTS. The division of this Agreement into Articles and Sections, the insertion of headings and the provision of any table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3 NUMBER. Unless the context requires otherwise, words importing the singular include the plural and vice versa.

1.4 BUSINESS DAYS. If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

1.5 CURRENCY AND PAYMENT OBLIGATIONS. Any payment contemplated by this Agreement shall be made by cash, certified cheque or any other method that provides immediately available funds and in United Stated dollars unless otherwise agreed in writing between the Parties.

1.6 SECTION AND SCHEDULE REFERENCES. Unless the context requires otherwise, references in this Agreement to Articles, Sections or Schedules are to Articles, Sections or Schedules of this Agreement.

                                   ARTICLE 2

                            SUPPLY OF STANDARD LASERS

2.1 AGREEMENT TO PURCHASE AND SELL. During the term of this Agreement, SHI shall from time to time purchase from GSLI, and GSLI shall sell to SHI, Standard Lasers on the terms and conditions contained in this Agreement. SHI shall have no minimum purchase obligations for Standard Lasers or any other products of GSLI.

2.2 RESTRICTION ON RESALE. SHI shall not sell Standard Lasers in the form received from GSLI ("as is") to any other Person without the prior written consent of GSLI.

2.3 PERMITTED RESALES OF STANDARD LASERS. Despite Section 2.2, SHI, without the prior consent of GSLI, may:

(a) incorporate any Standard Lasers into any SHI Products for sale or use by any Person in the Territory and/or modify a Standard Laser if it is incorporated into an

     SHI Product to comply with a customer specification or local standards or criteria applicable to such customer;

(b) sell Standard Lasers to any Person in the Territory if the Standard Lasers are to be used by such Person as spare products or replacement products for Standard Lasers purchased from SHI and owned or used by such Person;

(c) sell Standard Lasers to any Person in the Territory who specifically requests SHI to supply the Standard Laser even after having been referred to GSLI pursuant to Section 2.4, provided that in any such case SHI must have (i) in good faith referred such Person to GSLI, (ii) negotiated with GSLI in good faith as to which Party should supply such Person, and (iii) after completing (i) and (ii), have concluded that the Person refuses to deal directly with GSLI and will purchase Standard Lasers only from SHI; and

(d) sell Standard Lasers to Affiliates of SHI, but only if the Affiliate agrees to be bound by the terms of this Agreement.

2.4 SHI REFERRALS. If a Person other than an SHI or an Affiliate of SHI requests Standard Lasers from SHI, SHI shall refer such request to GSLI and, if GSLI ultimately sells Standard Lasers to such Person such that paragraph 2.3(c) does not apply, GSLI shall pay a sales commission to SHI to be agreed between the Parties, such commission to be not less than 5% of the net sale price of the Standard Lasers sold to such Person. No sales commission shall be payable to SHI for sales of Standard Lasers pursuant to paragraph 2.3(c). For purposes of this section, "net sale price" is the price received by GSLI for a Standard Laser net of distributor or representative commissions (other than the commission payable to SHI under this section), freight, duty charges and any other applicable taxes (other than income taxes).

2.5  SALE OF SHI PRODUCTS.

(a) If a Person in the Territory requests GSLI or an Affiliate of GSLI to supply SHI Products to such Person, GSLI shall notify SHI in writing forthwith, following which GSLI and SHI shall discuss with each other appropriate ways to deal with the request.

(b) If a Person in the Territory requests SHI or an Affiliate of SHI to supply SHI Products to such Person through GSLI or an Affiliate of GSLI, SHI and GSLI shall discuss with each other appropriate ways to deal with the request.

2.6 NATURE OF RELATIONSHIP. The relationship between GSLI and SHI created hereby is that of vendor and purchaser only, and nothing contained herein shall be deemed or construed as constituting either Party as an agent of the other for any purpose whatsoever, and neither Party has any right or authority to assume or create any obligation or responsibility, express or implied, orally or in writing, on behalf of or in the name of the other Party or to bind the other Party in any manner whatsoever.

2.7 COMPETITION. SHI agrees that during the term of this Agreement, it will not develop or purchase from a Person other than GSLI lasers that are competitive with Standard Lasers or cooperate with other Persons for the purpose of developing such lasers, provided however that:

(a) despite the foregoing, after notification to the other Party and a good faith attempt to discuss the matter with each other, either Party can make contacts with other Persons (including entering into confidentiality agreements) to enable such Party to procure from, supply to or enter into alliance, collaboration or joint venture agreements with, such other Persons in the Territory with respect to lasers that are competitive with Standard Lasers;

(b) SHI may proceed to develop a laser technology based on Standard Lasers, or to cause another Person to develop such technology, if specifications or performance requirements for the new laser technology have been proposed to GSLI and GSLI has not provided a proposal to develop such technology to SHI to satisfaction of SHI, acting reasonably, within 30 days of receipt of request from SHI; and

(c) neither Party shall be required to disclose any information to the other Party concerning any matters in paragraphs (a) or (b), above to the extent such disclosure is prohibited (i) by law or (ii) by a confidentiality agreement with another Person that has been entered into after compliance by the relevant Party with paragraph (a), above.

2.8 LICENSE TO MANUFACTURE. Without limiting the provisions of section 2.7, either Party may from time to time propose to the other Party an arrangement whereby one Party shall be granted the right to manufacture products of the other Party.

2.9  INTELLECTUAL PROPERTY RIGHTS.  The Parties agree that:

(a) GSLI shall own all intellectual property rights relating to inventions, works, designs, semiconductor topographies and trade secrets developed by or for GSLI in connection with the Standard Lasers, except to the extent the Standard Lasers incorporate the intellectual property rights of other Persons;

(b) SHI shall own all intellectual property rights relating to inventions, works, designs, semiconductor topographies and trade secrets developed by or for SHI in connection with the SHI Products, except to the extent that SHI Products incorporate Standard Lasers or the intellectual property rights of other Persons;

(c) SHI and GSLI shall jointly own all intellectual property rights relating to inventions, works, designs, semiconductor topographies and trade secrets developed by or for GSLI and SHI jointly in connection with the Standard Lasers and modifications to any Standard Lasers that are made in accordance with this Agreement, except to the extent the Standard Lasers incorporate the intellectual property rights of other Persons; and

(d) Neither Party shall violate or attack the intellectual property rights of the other Party in connection with the Standard Lasers and the modifications to the Standard Lasers made in accordance with this Agreement.

                                   ARTICLE 3

                      PRICES, PAYMENT TERMS AND COMMISSIONS

3.1 GENERAL. The prices for all Standard Lasers sold by GSLI to SHI shall be F.O.B. place of shipment by GSLI (as the term F.O.B. is defined by INCOTERMS 1953, as amended).

3.2 STANDARD LASERS. The price of a Standard Laser shall be the Transfer Price for such Standard Laser. At any time after 180 days from the date of this Agreement, GSLI may revise its pricing of Standard Lasers on not less than 90 days notice to SHI. For greater certainty, GSLI may send a notice of price change prior to the expiry of the 180 day period as long as the effective date of the notice is on or after the 180th day.

3.3 RESALE PRICES. SHI shall have the right to determine the prices for all Standard Lasers sold by it pursuant to Section 2.3.

3.4 PAYMENT AND TITLE. Payments for Standard Lasers sold by GSLI to SHI shall be made within 50 days of the date of their shipment from GSLI. Title to all Standard Lasers or parts shall remain the property of GSLI until payment for the Standard Lasers or parts by SHI has been made in full provided that risk of loss of any Standard Laser shall pass to SHI upon delivery thereof by GSLI in accordance with the terms of the applicable purchase order and acceptance. Payment terms shall be reviewed in good faith by the Parties at the time of any change in prices under Section 3.2.

                                   ARTICLE 4

                                 PURCHASE ORDERS

4.1 GENERAL. Purchase orders from SHI for Standard Lasers shall be in writing and shall not be binding upon GSLI until accepted by GSLI as provided in Section 4.2.

4.2 NOTICE OF ACCEPTANCE. Promptly after GSLI receives a purchase order from SHI, GSLI shall notify SHI whether or not GSLI has accepted the purchase order. GSLI shall accept all purchase orders for Standard Lasers, provided that GSLI may elect to refuse purchase orders for Standard Lasers the specifications for which have been modified, improved or replaced or that are no longer manufactured by GSLI, in each case after the expiry of the notice period referred to in Section 4.3.

4.3 DISCONTINUANCE OF STANDARD LASERS. GSLI shall have the right to modify, improve, replace or discontinue the manufacture of any Standard Lasers upon not less than 180 days' notice to SHI. Upon receipt of such notice, SHI shall have the opportunity to order any number of the relevant Standard Lasers or parts therefor. GSLI shall deliver such Standard Lasers and parts in accordance with the agreed upon delivery date.

                                   ARTICLE 5

                                    SHIPMENTS

5.1 TIME OF SHIPMENT. GSLI shall ship all Standard Lasers after a purchase order therefor has been accepted by GSLI under section 4.2 in accordance with the delivery date quoted by GSLI in its acceptance.

5.2 TEST REPORTS. GSLI shall send to SHI the final test report, if any, for each Standard Laser sold to SHI at the same time as the Standard Laser is shipped.

                                   ARTICLE 6

                       TECHNICAL AND MARKETING ACTIVITIES

6.1 TECHNICAL ASSISTANCE. GSLI, upon request by SHI, shall render all reasonable technical services necessary in conjunction with the use by SHI of the Standard Lasers as contemplated in this Agreement. Such services shall be provided at a fee based on GSLI's standard engineering rates. In addition, SHI shall reimburse GSLI for all reasonable travel, living and other expenses incurred by GSLI in providing the services. GSLI shall provide SHI with all reasonable and customary technical information relating to the Standard Lasers free of charge.

6.2 PUBLICATIONS, ADVERTISING, ETC. GSLI shall make available and deliver, upon request by SHI, to SHI, free of charge, all advertising materials, product information bulletins, technical literature and other documentation relating to Standard Lasers.

6.3 TRAINING. SHI agrees that one or more employees of SHI shall participate in training sessions conducted by GSLI from time to time and at its facilities with respect to the installation, technical support and general servicing of Standard Lasers. GSLI shall provide such training at no charge. SHI shall pay all out-of-pocket travel and living expenses incurred by its employees.

                                   ARTICLE 7

             PRODUCT WARRANTY AND AFTER-SALES SUPPORT AND SERVICING

7.1 WARRANTY. GSLI warrants to SHI that the Standard Lasers sold hereunder shall conform to any and all specifications, descriptions, drawings, data, samples or models furnished by or to SHI (collectively, the "Specifications") and shall be merchantable, new and of first-class quality. In particular, unless otherwise explicitly agreed to by the Parties with respect to any particular order or orders, GSLI warrants that for a warranty period commencing from GSLI's shipment of the Standard Lasers to SHI and ending 12 months from the date of acceptance by SHI or 15 months from the date of shipment, whichever comes first, the Standard Lasers shall be free from defects in materials and workmanship and shall be capable of the standard of performance specified in the relevant specifications.

7.2 DEFECTS. If during the warranty period provided for in Section 7.1 a Standard Laser is found to be defective or otherwise does not meet the standard set out in Section 7.1, GSLI shall, within 45 days after receipt of notice of the defect from SHI, expeditiously repair or replace, at GSLI's sole option, the defective Standard Laser, free of charge. Defects discovered after the warranty period will be remedied by GSLI in the same manner but at the expense of SHI based on GSLI's then current service and other applicable charges.

7.3 WARRANTY CLAIMS ON STANDARD LASERS INCORPORATED IN SHI PRODUCTS. SHI shall service the Standard Lasers that it incorporates into SHI Products pursuant to paragraph 2.3(a) but shall refer all matters giving rise to possible warranty claims relating to such Standard Lasers to GSLI. SHI shall be responsible for all warranty claims on all portions of SHI Products except Standard Lasers incorporated therein.

7.4 STANDARD LASERS WARRANTY CLAIMS. When repairs under warranty are effected on Standard Lasers, SHI and GSLI agree that:

     (a) GSLI shall ship replacement Standard Lasers or parts thereof to SHI free of charge FOB the GSLI factory;

     (b) defective parts shall be returned to GSLI by SHI at GSLI's expense, if required by GSLI;

     (c) subject to paragraph (e) below, each of GSLI and SHI shall be responsible for their respective labour costs incurred in connection with warranty claims;

     (d) if requested by SHI and agreed to by GSLI, GSLI shall assist SHI in carrying out repairs at GSLI's expense; and

     (e) if the warranty period for Standard Lasers has expired and after-warranty servicing is requested by SHI, GSLI shall provide the servicing at its standard service rates plus all reasonable travel and living expenses of its personnel.

7.5 EXCLUSION OF WARRANTY. GSLI shall have no warranty obligations in respect of Standard Lasers that have been modified by SHI pursuant to paragraph 2.3(a) except as may be agreed between the Parties on a case-by-case basis.

7.6 PRE-EXISTING WARRANTY OBLIGATIONS. Nothing in this Agreement shall affect warranty obligations existing immediately prior to the date of this Agreement in respect of Standard Lasers and other GSLI products sold prior to such date under the Prior Agreements, which obligations shall continue in effect in accordance with their terms.

7.7  AFTER-SALES SUPPORT AND SERVICING. The Parties agree that:

     (a) GSLI shall be responsible for all after-sales support and servicing of customers who purchased Standard Lasers and other GSLI products from GSLI or SHI on "as is" basis prior to the date of this Agreement or who, on or after the date of this Agreement, purchase Standard Lasers from GSLI;

     (b) SHI shall be responsible for all after-sales support and servicing of customers of SHI who have purchased any Standard Lasers and other products from SHI, except Standard Lasers referred to in section 7.7(a) and Standard Lasers sold by SHI in the circumstances provided in Section 2.3;

     (c) despite paragraphs (a) and (b), if one party wishes after-sales support and servicing from the other, the Parties shall in good faith accommodate such wish; and

     (d) the after-sales support and servicing obligations described in paragraphs (a), (b) and (c), above, are distinct from, and do not apply to, warranty obligations of the Parties for SHI Products and Standard Lasers.

7.8 SPARE PARTS. In connection with laser products which were sold to SHI prior to the date of this Agreement but which are not Standard Lasers, the Parties agree that GSLI shall sell spare parts for such products to SHI on the following basis:

     (a)  payment conditions for parts shall be on the same terms as provided in section 3.4;

     (b) the warranty provisions in Sections 7.1, 7.2, 7.3 and 7.4 shall apply; and

     (c) GSLI shall continue to supply spare parts for seven years after termination of this Agreement.

7.9 INTELLECTUAL PROPERTY AND TECHNOLOGY WARRANTY. GSLI represents, warrants and covenants to SHI that:

     (a)  to its knowledge, the Standard Lasers:

     (i) do not violate the intellectual property rights of any other Person, and may be manufactured, advertised, offered for sale, sold and repaired in the Territory;

     (ii) are not subject to any export or import restrictions or prohibitions in Canada or any other country in the Territory; and

    (iii) conform to all industry and technical standards in the Territory.

(b) GSLI will not, during the term of this Agreement, sell any Standard Lasers to SHI if, at the time of sale, to do so would breach paragraph (a) of this section; and

(c) if any Person claims that any Standard Laser sold to SHI violates the intellectual property rights of such Person or otherwise constitutes a breach of paragraph (a) of this section, then GSLI shall, at its expense, assume the defence of such claim on behalf of SHI and either,

     (i) obtain a licence or permit from such Party permitting SHI to use the Standard Laser; or

     (ii) provide a substitute product that meets the same technical standards as the Standard Laser in question and that does not violate the intellectual property rights of such Person; or

    (iii) failing a good faith attempt to achieve (i) and/or (ii), refund the purchase price paid by SHI for the Standard Laser.

Without limiting the foregoing, GSLI shall indemnify SHI and hold SHI harmless from and against all damages and related expenses, including any award of an "accounting of profits" to a Person other than SHI and including legal expenses, ("Loss") incurred by SHI in respect of or arising from any breach of the foregoing representations, warranties and covenants; provided that this indemnity does not extend to (i) a Loss incurred by SHI to the extent that such Loss results from the use to which a Standard Laser is put, or (ii) consequential damages (including lost profits) incurred by SHI. For greater certainty, the foregoing indemnity will apply to a Loss relating to a Standard Laser that is included in an SHI Product except to the extent that such Loss is based on a claim by a Person based on the use of the Standard Laser.


                                   ARTICLE 8

                                    COVENANTS

8.1 CONFIDENTIALITY. Each Party covenants that during the term of this Agreement, it shall observe strict confidentiality in respect of confidential information received from the other Party and not use or divulge, other than in accordance with this Agreement, any confidential information or technical data regarding the other Party, the Standard Lasers or SHI Products, as the case may be, except (i) as to the disclosure of any confidential information or technical data where such disclosure is required by applicable law or regulatory authority, (ii) disclosure that is necessary in connection with the marketing, sales and servicing rights and obligations of the Parties hereunder, or (iii) disclosure of information or data that is or becomes generally available to the public other than as a result of non-authorized disclosure by the first Party.

8.2 GSLI COVENANTS. GSLI covenants that during the term of this Agreement, it shall:

     (a) permit SHI to use GSLI's service marks, trade-marks, trade names and logo types in accordance with GSLI's policies in effect from time-to-time with respect to stationary, business cards, advertising, merchandise, signs and literature; and

     (b) provide SHI with all reasonable and customary assistance, guidance and advice as required by SHI with respect to the Standard Lasers.

                                   ARTICLE 9

                              TERM AND TERMINATION

9.1 TERM. This Agreement shall become effective on the date first above written and shall continue in effect until terminated by either Party under
Section 9.2.

9.2 TERMINATION. Anything contained herein to the contrary notwithstanding, either Party may terminate this Agreement, by giving written notice to the other Party, as follows:

     (a) either Party may terminate this Agreement forthwith if any of the following should occur:

          (i) a court order is made or an effective resolution passed by the other Party for the winding up, liquidation or dissolution of the other Party;

          (ii) the other Party becomes bankrupt or insolvent, takes action to become a voluntary bankrupt, or consents to the filing of a bankruptcy proceeding against it, or files a petition or other proceeding seeking reorganization, readjustment, arrangement, composition or similar relief under any bankruptcy law or insolvency law, or consents to the filing of any such petition or other proceeding, or consents to the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of all or any part of the other Party's assets or makes an assignment for the benefit of creditors;

         (iii) proceedings are instituted in any court of competent jurisdiction by any Person other than the other Party for the winding up, liquidation or dissolution of the other Party, or for any reorganization, readjustment, arrangement, composition or similar relief with respect to the other Party under any bankruptcy law or any other applicable insolvency law, or for the appointment of a receiver, liquidator trustee or assignee in bankruptcy or insolvency of all or part of the other Party's assets and such proceedings are not discontinued or terminated within a period of 30 days; and

          (iv) a receiver or receiver-manager or agent or other official having similar functions is appointed over all or part of the other Party's assets, or an encumbrancer takes possession of all or part of the other Party's assets or a distress or execution or similar process is levied or enforced against all or part of the other Party's assets; and (b) either Party may terminate this Agreement at any time for any reason upon six month's prior written notice to the other Party.

9.3 RETURN OF DOCUMENTS. Any documentation, price lists, advertising material or other sales promotional material supplied by GSLI to SHI shall be returned to GSLI if requested by GSLI, at SHI's cost, in the event that this Agreement is terminated, except to the extent necessary for SHI to perform after-sales support and servicing.

9.4 USE OF TRADEMARKS. If this Agreement is terminated, SHI shall cease to make further use of GSLI's name, association or trademarks and all rights or claims that SHI has in such items will cease except to the extent such rights are required in connection with the sale of Standard Lasers previously ordered by SHI.

9.5 SURVIVAL. The provisions of Article 7 shall survive any expiry or termination of this Agreement.

9.6 EXISTING LIABILITIES. The termination of this Agreement shall not affect the liability of one Party to the other existing at the time of termination and settlement of all outstanding business shall be upon the same terms as if this Agreement had not been terminated. In particular, upon termination of this Agreement, (i) all unfilled orders of SHI acknowledged and accepted by GSLI before such termination shall be fulfilled and paid for in accordance with the terms of this Agreement; and (ii) GSLI shall continue to supply spare parts (at GSLI's standard OEM supplier prices) for Standard Lasers sold by SHI or incorporated in SHI Products pursuant to sections 2.3, such obligation to continue for a period of seven years after the termination date.

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

                                   ARTICLE 10

                                     GENERAL

10.1 FORCE MAJEURE. Neither Party shall be liable in any manner for failure to fulfil or delay in fulfilling all or any part of this Agreement or of any individual purchase order entered into pursuant to Article 4 which is, directly or indirectly, due to any cause of circumstance beyond the control of such Party, including, but not limited to, acts of God, governmental orders, regulations or restrictions, war (whether declared or not), threat of war, warlike conditions, hostilities, sanctions, mobilization, blockade, embargo, detention, revolution, riot, looting, strike, lockout, plague or other epidemics, fire or flood.

10.2 ASSIGNMENT. Neither Party shall assign its right or delegate its duties hereunder without the prior written consent of the other Party, provided that SHI acknowledges that subsidiaries of GSI Lumonics Inc. may perform the obligations of GSLI hereunder on the basis that GSLI Lumonics Inc. shall guarantee the obligations of any such subsidiary. Subject to the foregoing, any attempted assignment or delegation without such consent shall be null and void.

10.3 ENTIRE AGREEMENT. This Agreement, the LPKK Purchase Agreement and the Termination and Release Agreement together constitute the entire agreement between the Parties with respect to the subject matter hereof and wholly cancel, terminate and supersede all previous negotiations, agreements, understandings and commitments, whether formal or informal, oral or written, with respect to the subject matter hereof.

10.4 AMENDMENTS. No change, modification or amendment of this Agreement shall be binding upon either Party unless made in writing and signed by a duly authorized representative of the Party against whom enforcement is sought.

10.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Province of Ontario, Canada therein. The uniform laws on international sales shall not apply.

10.6 ARBITRATION. All disputes, controversies or differences which may arise between the Parties or in relation to or in connection with this Agreement or any individual purchase order entered into pursuant hereto, or for the breach hereof or thereof, other than disputes, controversies or differences relating solely to the payment of monies due hereunder or thereunder, which cannot be resolved amicably by the Parties shall be finally settled by arbitration in accordance with the then existing Rules of Conciliation and Arbitration of the International Chamber of Commerce by three (3) arbitrators to be selected in accordance with said rules. The award rendered therein shall be final and binding upon both Parties

10.7 WAIVER. No failure or delay by either Party to exercise any right, power or privilege precludes any further exercise thereof of any other power and privilege which such Party may have hereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights and remedies provided by law, in equity or otherwise.

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

10.8  NOTICES.

(1) Any notice or other communication required or permitted to be given by this Agreement shall be in writing and shall be effectively given and made if
     (i) delivered personally; or (ii) sent by prepaid courier service; or (iii) sent by registered mail; or (iv) sent prepaid by fax or other similar means of electronic communication, in each case to the applicable address set out below:

     (a)  if to GSLI, to:
          GSI Lumonics Inc.
          105 Schneider Road
          Kanata, Ontario, Canada   K2K 1Y3

          Attention:  Chief Financial Officer
          Fax:        613-592-7549

     (b)  if to SHI, to:
          Sumitomo Heavy Industries, Ltd.
          9-11, Kitashinagawa 5-chome
          Shinagawa, Tokyo 141
          Japan

          Attention:  Senior Executive Vice President

          Fax:  011-81-3-5488-8032

(2) Any notice or other communication so given shall be deemed to have been given and received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day is a Business Day and such notice or other communication is so delivered, faxed or sent prior to 4:30 p.m. on such day. Otherwise, such notice or communication shall be deemed to have been given and received on the next following Business Day. Any notice or other communication sent by registered mail shall be deemed to have been given and received on the tenth Business Day following the mailing thereof; provided however that no such notice or other communication shall be mailed during any actual or apprehended disruption of postal services. Any such notice or other communication given in any other manner shall be deemed to have been given and received only upon actual receipt.

(3) Any Party may from time to time change its address under this section by notice to the other Party given in the manner provided by this section.

10.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all

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

without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.10 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the Parties adopt any signatures received by a receiving fax machine as original signatures of the Parties.

10.11 FURTHER ASSURANCES. Each Party shall promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things in connection with this Agreement that the other Party may require for the purposes of giving effect to this Agreement.

10.12  GOVERNMENT APPROVAL.  Other than the permits or licenses contemplated by section 7.8(b), GSLI shall, as considered appropriate by SHI, register or obtain any necessary government approval in any relevant countries within the Territory.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

                     GSI LUMONICS INC.

                     By:  /s/ Warren Scott Nix
                          ------------------------------------
                          Authorized Officer


                     By:  /s/ Desmond J. Bradley
                          ------------------------------------
                          Authorized Officer

                     SUMITOMO HEAVY INDUSTRIES, LTD.

                     By:  /s/ H. Taniguchi
                          ------------------------------------
                          H. Taniguchi
                          Senior Executive Vice President

                                   SCHEDULE A

                                 STANDARD LASERS

GSLI LASERS

(1) Mid and high power range YAG JK family and AM & MultiWave family of lasers (Excluding low power range (lower than 100W mean power) YAG LuxStar family of lasers).

(2)  Excimer lasers (including industrial excimer lasers) below 100W mean power.

(3)  Impact family of lasers.

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